                                                                    Exhibit 10.1

                                LICENSE AGREEMENT
                                     BETWEEN

                    PRESIDENT AND FELLOWS OF HARVARD COLLEGE

                                       AND

                         BIOMIMETIC PHARMACEUTICALS, INC.

                  Re: Harvard Case Nos. 439-87, 536-88, 537-88,
                       538-88, 614-89, 814-92, and 1013-94

In consideration of the mutual promises and covenants set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

AFFILIATE: any company, corporation, or business in which LICENSEE owns or controls at least fifty percent (50%) of the voting stock or other ownership.
Unless otherwise specified, the term LICENSEE includes AFFILIATES.

FIELD: all fields of use.

HARVARD: President and Fellows of Harvard College, a nonprofit Massachusetts educational corporation having offices at the Office for Technology and
Trademark Licensing, Holyoke Center Suite 727, 1350 Massachusetts Avenue,
Cambridge, Massachusetts 02138.

LICENSED PROCESSES: the processes covered by UNIVERSITY PATENT RIGHTS.

1.5  LICENSED PRODUCTS: products covered by UNIVERSITY PATENT RIGHTS or products made or services provided in accordance with or by means of
     LICENSED PROCESSES.

1.6  LICENSEE: BioMimetic Pharmaceuticals, Inc. (BMPI), a corporation organized under the laws of Tennessee.

1.7  NET SALES: the amount received for sales, leases, or other transfers of
     LICENSED PRODUCTS, less:

     (a)  customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

     (b)  amounts repaid or credited by reason of rejection or return; and

     (c)  to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE or sublicensees.

     (d)  reasonable charges for delivery or transportation provided by third parties, if separately stated.

     NET SALES also includes the fair market value of any non-cash consideration received by LICENSEE or sublicensees for the sale, lease, or transfer of
     LICENSED PRODUCTS.

1.8  NON-COMMERCIAL RESEARCH PURPOSES: use of UNIVERSITY PATENT RIGHTS for
     academic research or other not-for-profit scholarly purposes which are undertaken at a non-profit or governmental institution that does not use the UNIVERSITY PATENT RIGHTS in the production or manufacture of products for sale or the performance of services for a fee.

1.9  NON-ROYALTY SCBLICENSE OR DISTRIBUTOR INCOME: Sublicense or option issue fees, sublicense maintenance fees, sublicense milestone payments, and similar non-royalty payments made by sublicensees or distributors to
     LICENSEE on account of sublicenses or distribution agreements pursuant to this Agreement, excluding:

     (a)  prepayments or payments of sums designated for research and development expenses; and

     (b)  equity investments in the LICENSEE by a sublicensee, except to the extent that such equity investment represents a premium above the fair market value of the equity being sold. For the purpose of this calculation, fair market value shall mean the closing price of the stock of LICENSEE as reported by the NASDAQ stock market or any national securities exchange upon which the stock is traded. In the event the stock is not publicly traded, the Board of Directors of
          LICENSEE shall, in good faith and in accordance with its fiduciary duty, propose a fair market value. If HARVARD does not accept this value, HARVARD and LICENSEE shall each appoint a single representative to jointly establish a mutually acceptable value.

1.10 UNIVERSITY PATENT RIGHTS: HARVARD's ownership interest in the United States patents listed in Appendix A to the License Agreement, including all divisional, continuations, continuations-in-part, extensions and renewals, and the inventions described and claimed therein.

1.11 HARVARD/IMB Patent Rights means HARVARD's ownership interest in all foreign patent applications or patents world-wide corresponding to the United
     States Patents listed in Appendix A, and the inventions described and claimed therein. Upon written agreement by HARVARD and IMB of their intent to grant LICENSEE these Patent Rights which are jointly owned by HARVARD and IMB, the HARVARD/IMB Patent Rights shall become part of the UNIVERSITY
     PATENT RIGHTS.

1.12 TERRITORY: All countries in which HARVARD has granted LICENSEE a license under UNIVERSITY PATENT RIGHTS.

1.13 The terms "Public Law 96-517" and "Public Law 98-620" include all amendments to those statutes.

1.14 The terms "sold" and "sell" include, without limitation, leases and other transfers and similar transactions.

                                   ARTICLE II

                                REPRESENTATIONS

2.1  HARVARD is co-owner by assignment from Drs. Samuel Lynch, Ray Williams and
     William Giannobile of their entire right, title and interest in the
     United States patents listed in License Appendix A (H.U. Case #'s 439-

     87, 536-88, 537-88, 538-88, 614-89, 814-92, and 1013-94), which are co-owned by the Institute of Molecular Biology (IMB) by assignment from Dr.
     Harry Antoniades.

2.2  HARVARD is committed to the policy that ideas or creative works produced at
     HARVARD should be used for the greatest possible public benefit, and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.

2.3  LICENSEE is prepared and intends to diligently develop the invention and to bring products to market which are subject to this Agreement.

2.4  LICENSEE is desirous of obtaining an exclusive license in the TERRITORY in order to practice the above-referenced invention covered by UNIVERSITY
     PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith, and HARVARD is desirous of granting such a license to
     LICENSEE in accordance with the terms of this Agreement.

                                   ARTICLE III

                                 GRANT OF RIGHTS

3.1  HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, in the TERRITORY and in the FIELD an exclusive commercial license under UNIVERSITY PATENT RIGHTS, to make and have made, to use and have used, to sell and have sold the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES, for the life of the UNIVERSITY PATENT
     RIGHTS. Such licenses shall include the right to grant sublicenses, subject the terms of paragraph 3.2(e). In order to provide LICENSEE with commercial exclusivity for so long as the license under UNIVERSITY PATENT RIGHTS remains exclusive, HARVARD agrees that it will not grant licenses under
     UNIVERSITY PATENT RIGHTS to others except as required by HARVARD's obligations in paragraph 3.2(a) or as permitted in paragraph 3.2(b).

3.2  The granting and exercise of this license is subject to the following conditions:

     (a)  HARVARD's "Statement of Policy in Regard to Inventions, Patents and
          Copyrights", dated August 10, 1998, Public Law 96-517, Public Law 98-
          620, and HARVARD's obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517, or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

     (b)  HARVARD reserves the right to make and use, and grant to others non-exclusive licenses to make and use for NON-COMMERCIAL RESEARCH
          PURPOSES the subject matter described and claimed in UNIVERSITY PATENT
          RIGHTS.

     (c)  LICENSEE shall use diligent efforts to effect introduction of the
          LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment;
          thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

     (d)  At any time after three years from the effective date of this
          Agreement, HARVARD may terminate or render this license non-exclusive if, in HARVARD's reasonable judgment, the Progress Reports furnished by LICENSEE do not demonstrate that LICENSEE:

          (i)  has put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a sublicense, and is keeping the licensed subject matter reasonably available to the public, or

          (ii) is engaged in research, development, manufacturing, marketing or sublicensing activity appropriate to achieving 3.2(d)(i),

     (e)  In all sublicenses granted by LICENSEE hereunder, LICENSEE shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. LICENSEE shall further provide in such sublicenses that such sublicenses are subject and subordinate to the terms and conditions of this Agreement, except: (i) the sublicensee may not further sublicense without the consent of HARVARD, which consent shall not be unreasonably withheld or delayed; and (ii)
          the rate of royalty on NET SALES paid by the sublicensee to the
          LICENSEE.

          Copies of all sublicense agreements shall be provided promptly to
          HARVARD.

     (f)  If LICENSEE, is not making progress satisfactory to HARVARD under
          Section 3.2 (c) and (d) above, and, after being notified of potential sublicensee(s), does not make reasonable efforts to grant sublicenses hereunder with respect to all or any portion of the FIELD or
          TERRITORY, then, to that extent, HARVARD may directly license such potential sublicensee(s) unless, in Harvard's reasonable judgment, such license would be contrary to sound and reasonable business practice and the granting of such license would not materially increase the availability to the public of LICENSED PRODUCTS; provided however, that LICENSEE shall have the right of last refusal, exercised within sixty (60) days after notice in writing from Harvard, to sublicense such rights to such sublicensee(s) on terms no less favorable to such sublicensee(s) than those negotiated by Harvard.

     (g)  During the period of exclusivity of this license in the United States,
          LICENSEE shall cause any LICENSED PRODUCT produced for sale in the
          United States to be manufactured substantially in the United States, unless a waiver to this requirement is granted by the United States
          Government.

3.3  All rights reserved to the United States Government and others under Public
     Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

                                   ARTICLE IV

                                    ROYALTIES

4.1. (a)  LICENSEE shall pay to HARVARD a non-refundable license fee in the sum of ** upon execution of this Agreement. The ** fee contained in the
          Option Agreement dated June 23, 1999, shall be credited against the license fee.

     (b)  In further consideration of the rights and license granted hereunder,
          LICENSEE shall also issue to HARVARD, no later than one year from the date of the signing of this License Agreement, shares of common stock equivalent in value to **.

     (c)  HARVARD represents and warrants to LICENSEE that:

          (i) HARVARD is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with any distribution thereof, nor with any present intention of distributing or selling the same; and HARVARD has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (ii) HARVARD has full power and authority to enter into and to perform this Agreement in accordance with its terms.

          (iii) HARVARD has sufficient knowledge and experience in investing in companies similar to LICENSEE so as to be able to evaluate the risks and merits of its investment in LICENSEE and is able financially to bear the risks thereof,

     (d)  Each certificate representing the Shares shall bear a legend substantially in the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required and are otherwise subject to stockholders agreements."

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

          The foregoing Legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to the Securities Act of 1933, as amended.

          If at any time LICENSEE proposes to register any of its Common Stock, under the Securities Act of 1933, except at LICENSEE's initial public offering or any offering pursuant to Forms S-4 or S-8, LICENSEE shall offer HARVARD the opportunity to have its Shares registered under the registration statement to be filed at such time. HARVARD will be offered the right to register its Shares under the same terms, conditions and restrictions as other shareholders with piggyback registration rights.

     (e)  HARVARD's ownership rights to Shares shall not be affected should the license pursuant to this Agreement be converted to a non-exclusive one.

4.2  (a)  LICENSEE shall pay to HARVARD during the term of this Agreement the following royalty rates on cumulative NET SALES of all LICENSED
          PRODUCTS sold by LICENSEE and its AFFILIATES or sublicensees
          (excluding sales to distributors under 4.2 b:

               ** on cumulative NET SALES of all LICENSED PRODUCTS less than or equal to ten (10) million dollars,

               ** on cumulative NET SALES of all LICENSED PRODUCTS greater than ten (10) million dollars.

          In the case of sublicenses, LICENSEE shall also pay to HARVARD a royalty of fifteen percent (15%) of NON-ROYALTY SUBLICENSE INCOME.

     (b)  On sales by LICENSEE to a distributor where the distributor pays a volume price for the LICENSED PRODUCTS and subsequently resells in a given territory, LICENSEE shall pay to HARVARD the following royalty rates on sales of all LICENSED PRODUCTS priced at the point of initial sale by LICENSEE to the distributor:

               ** on cumulative sales of all LICENSED PRODUCTS less than or equal to ten (10) million dollars,

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

               ** on cumulative sales of all LICENSED PRODUCTS greater than ten
          (10) million dollars.

          In the case of distributors, LICENSEE shall also pay to HARVARD a royalty of ** of NON-ROYALTY SUBLICENSE INCOME.

     (c)  If the license pursuant to this Agreement is converted to a non-
          exclusive one and if other non-exclusive licenses in the same field and territory are granted, the above royalties shall not exceed the royalty rate to be paid by other licensees in the same field and territory during the term of the non-exclusive license.

     (d)  On sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid on the NET SALES of the AFFILIATE or sublicensee.

4.3  Milestone royalty payments:

     -  Manufacturing Agreement for PDGF with third party                     **
     -  Licensing Agreement with IMB                                          **
     -  Initiation of Phase II clinical trials in the U.S for the
           first therapeutic product                                          **
     -  Upon FDA approval of an NDA/PMA for the first therapeutic
           product                                                            **
     -  Upon FDA approval of an NDA/PMA for the
           first diagnostic product                                           **

                                    ARTICLE V

                                    REPORTING

5.1  Prior to signing this Agreement, LICENSEE has provided to HARVARD a written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement. Such plan includes projections of sales and proposed marketing efforts, as contained in the Confidential Business Plan provided by BioMimetic Pharmaceuticals Inc. to HARVARD

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

     on April 30, 1999, and subsequent updates to this plan mutually acceptable to HARVARD and LICENSEE.

5.2  No later than sixty (60) days after June 30 of each calendar year, beginning on June 30, 2000, LICENSEE shall provide to HARVARD a written annual Progress Report describing progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the most recent twelve (12) month period ending June 30 and plans for the forthcoming year. If multiple technologies are covered by the license granted hereunder, the Progress Report shall provide the information set forth above for each technology. If progress differs from that anticipated in the plan required under Paragraph 5.1, LICENSEE shall explain the reasons for the difference and if necessary, provide a modified research and development plan for HARVARD's review. LICENSEE shall also provide any reasonable additional data HARVARD requires to evaluate
     LICENSEE's performance.

5.3  LICENSEE shall report to HARVARD the date of first sale of LICENSED
     PRODUCTS (or results of LICENSED PROCESSES) in each country in the
     TERRITORY within thirty (30) days of occurrence.

5.4  (a) LICENSEE shall submit to HARVARD within sixty (60) days after each calendar half year ending June 30 and December 31, a Royalty Report setting forth for such half year at least the following information:

          (i) the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country;

          (ii) total billings for such LICENSED PRODUCTS;

          (iii) an accounting for all LICENSED PROCESSES used or sold;

          (iv) deductions applicable to determine the NET SALES thereof;

          (v) the amount of NON-ROYALTY SUBLICENSE INCOME received by LICENSEE;
          and

          (vi) the amount of royalty due thereon, or, if no royalties are due to
          HARVARD for any reporting period, the statement that no royalties are due.

     Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

(b)  LICENSEE shall pay to HARVARD with each such Royalty Report the amount of royalty due with respect to such half year. If multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which
     UNIVERSITY PATENT RIGHTS are utilized for each LICENSED PRODUCT and
     LICENSED PROCESS included in the Royalty Report.

(c)  All payments due hereunder shall be deemed received when funds are credited to Harvard's bank account and shall be payable by check or wire transfer in
     United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or the Wall Street Journal) on the last working day of each royalty period. No transfer, exchange, collection or other charges shall be deducted from such payments.

(d)  All such reports shall be maintained in confidence by HARVARD except as required by law, including Public Law 96-517, and Public Law 98-620;
     however, HARVARD may include in its usual reports annual amounts of royalties paid.

(e)  Late payments shall be subject to a charge of one and one half percent (1
     1/2%) per month, or $250, whichever is greater.

                                   ARTICLE VI

                                 RECORD KEEPING

6.1  LICENSEE shall keep, and shall require its AFFILIATES and sublicensees (but not distributors under 4.2(c)) to keep, accurate records (together with supporting documentation) of LICENSED PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due to
     HARVARD hereunder. Such records shall be retained for at least three (3)
     years following the end of the reporting period to which they relate. They shall be available during normal business hours for examination by an accountant selected by HARVARD, for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this paragraph, HARVARD's accountant shall have access to all records which
     HARVARD reasonably believes to be relevant to the calculation of royalties under Article IV.

6.2  HARVARD's accountant shall not disclose to HARVARD any information other than information relating to the accuracy of reports and payments made hereunder. HARVARD's accountant shall not disclose any information to any other party. Prior to allowing HARVARD's accountant or any other third party to review information of LICENSEE, LICENSEE may require such third party to enter into a confidentiality agreement containing reasonable provisions relating to the confidentiality of LICENSEE's proprietary information.

6.3  Such examination by HARVARD's accountant shall be at HARVARD's expense, except that if such examination shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest on said sum at the rate of one and one half per cent (1 1/2%)
     per month.

                                   ARTICLE VII

               DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

7.1  At the time of execution of this Agreement, responsibility for maintenance of any and all patent applications and patents included in UNIVERSITY
     PATENT RIGHTS, including payment of all expenses associated with such maintenance, resides with IMB.

7.2  If LICENSEE or HARVARD assumes responsibility for maintenance of UNIVERSITY
     PATENT RIGHTS and of all patents licensed to LICENSEE hereunder subsequent to signing of this Agreement, LICENSEE and HARVARD agree:

     (a)  LICENSEE shall reimburse HARVARD for any future expenses incurred by
          HARVARD for the maintenance of UNIVERSITY PATENT RIGHTS, upon receipt of invoices from HARVARD. Late payment of these invoices shall be subject to interest charges of one and one-half percent (1 1/2%) per month. To the extent that HARVARD is responsible for the maintenance of any and all patent applications and patents included in UNIVERSITY
          PATENT RIGHTS, HARVARD will

          consult with LICENSEE as to maintenance of such patent rights and shall furnish to LICENSEE copies of relevant documents.

     (b)  To the extent HARVARD is responsible for the maintenance of
          UNIVERSITY PATENT RIGHTS and of all patents licensed to LICENSEE hereunder, HARVARD and LICENSEE shall cooperate fully in executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable HARVARD to maintain patents in
          HARVARD's name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the maintenance of any such patents.

7.3  LICENSEE may eject to surrender its UNIVERSITY PATENT RIGHTS in any country upon sixty (60) days written notice to HARVARD. Such notice shall not relieve LICENSEE from responsibility to reimburse HARVARD for any patent-related expenses incurred under 7.2 prior to the expiration of the
     (60)-day notice period (or such longer period specified in LICENSEE's notice).

                                  ARTICLE VIII

                                  INFRINGEMENT

8.1  With respect to any UNIVERSITY PATENT RIGHTS that are exclusively licensed to LICENSEE pursuant to this Agreement, LICENSEE shall have the right to prosecute in its own name and at its own expense any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents HARVARD is or becomes
     aware. Before LICENSEE commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of
     HARVARD and to potential effects on the public interest in making its decision whether or not to sue.

8.2  (a)  If LICENSEE elects to commence an action as described above,
          Harvard may, to the extent permitted by law, elect to join as a party in that action. Regardless of whether HARVARD elects to join as a party, HARVARD shall cooperate fully with LICENSEE in connection with any such action.

     (b)  If HARVARD elects to join as a party pursuant to subparagraph (a),
          HARVARD shall jointly control the action with LICENSEE.

     (c)  LICENSEE shall reimburse HARVARD for any reasonable costs HARVARD incurs, including reasonable attorneys' fees, as part of an action brought by LICENSEE, irrespective of whether HARVARD becomes a co-
          plaintiff.

8.3  If LICENSEE elects to commence an action as described above, LICENSEE may deduct from its royalty payments to HARVARD an amount not exceeding fifty percent (50%) of LICENSEE's expenses and costs of such action, including reasonable attorneys' fees; provided, however, that such reduction shall not exceed fifty percent (50%) of the total royalty due to HARVARD for each calendar year. If such fifty percent (50%) of LICENSEE's expenses and costs exceeds the amount of royalties deducted by LICENSEE for any calendar year,
     LICENSEE may to that extent reduce the royalties due to HARVARD from
     LICENSEE in succeeding calendar years, but never by more than fifty percent
     (50%) of the total royalty due in any one year.

8.4  No settlement; consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of HARVARD, which consent shall not be unreasonably withheld.

8.5  Recoveries or reimbursements from actions commenced pursuant to this
     Article shall first be applied to reimburse LICENSEE and HARVARD for litigation costs not paid from royalties and then to reimburse HARVARD for royalties deducted by LICENSEE pursuant to paragraph 8.3. Any remaining recoveries of reimbursements shall be shared equally by LICENSEE and
     HARVARD.

8.6  If LICENSEE elects not to exercise its right to prosecute an infringement of the UNIVERSITY PATENT RIGHTS pursuant to this Article, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom. LICENSEE shall cooperate fully with HARVARD in connection with any such action and shall be reimbursed for reasonable costs that LICENSEE incurs in this regard.

8.7  Without limiting the generality of paragraph 8.6, HARVARD may, at its election and by notice to LICENSEE, establish a time limit of sixty (60)
     days for LICENSEE to decide whether to prosecute any infringement of which

     HARVARD is or becomes aware. If, by the end of such sixty (60)-day period,
     LICENSEE has not commenced such an action, HARVARD may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by HARVARD in good faith, LICENSEE shall pay over to Harvard any payments (whether or not designated as "royalties") made by the alleged infringer to LICENSEE under any existing or future sublicense authorizing
     LICENSED PRODUCTS, up to the amount of HARVARD's unreimbursed litigation expenses (including, but not limited to, reasonable attorneys' fees).

8.8  If a declaratory judgment action is brought naming LICENSEE as a defendant and alleging invalidity of any of the UNIVERSITY PATENT RIGHTS, HARVARD may elect to take over the sole defense of the action at its own expense.
     LICENSEE shall cooperate fully with HARVARD in connection with any such action, and HARVARD shall give careful consideration to the views of the
     LICENSEE.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

9.1  This Agreement, unless terminated as provided herein, shall remain in effect until the last patent or patent application in UNIVERSITY PATENT
     RIGHTS has expired or been abandoned in the TERRITORY.

9.2  HARVARD may terminate this Agreement as follows;

     (a)  If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with paragraph 5.4(e)) within ninety (90) days after the date of notice in writing of such non-payment by HARVARD.

     (b)  If LICENSEE defaults in its obligations under paragraph 10.3(c), (d)
          and (e) to procure and maintain insurance.

     (c)  If, at any time after three years from the date of this Agreement,
          HARVARD determines that the Agreement should be terminated pursuant to paragraph 3.2(d).

     (d)  If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, and such action has not been dismissed within ninety
          (90) days. Such termination shall be effective immediately upon
          HARVARD giving written notice to LICENSEE.

     (e)  If an examination by Harvard's accountant pursuant to Article VI shows an underreporting or underpayment by LICENSEE in excess of 20% for any twelve (12) month period, and LICENSEE fails to cure such non-payment
          (including the payment of interest in accordance with paragraph
          5.4(e)) within ninety (90) days after the date of notice in writing of such non-payment by HARVARD.

     (f)  If LICENSEE is convicted of a felony relating to the manufacture, use, or sale of LICENSED PRODUCTS.

     (g)  Except as provided in subparagraphs (a), (b), (c), (d), (e) and (f)
          above, if LICENSEE defaults in the performance of any obligations under this Agreement and the default has not been remedied within one hundred and twenty (120) days after the date of notice in writing of such default by HARVARD.

9.3  LICENSEE shall provide, in all sublicenses granted by it under this
     Agreement, that LICENSEE's interest in such sublicenses shall at HARVARD's option terminate or be assigned to HARVARD upon termination of this
     Agreement.

9.4  LICENSEE may terminate this Agreement by giving one hundred and twenty
     (120) days advance written notice of termination to HARVARD. Upon termination, LICENSEE shall submit a final Royalty Report to HARVARD and any royalty payments and unreimbursed patent expenses invoiced by HARVARD shall become immediately payable.

9.5  Paragraphs 6.1, 6.2, 6.3, 7.2, 8.5, 9.4, 9.5, 10.2, 10.3, 10.4, 10.7 and
     10.3 of this Agreement shall survive termination.

                                   ARTICLE X

                                    GENERAL

10.1 HARVARD does not warrant the validity of the UNIVERSITY PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed UNIVERSITY PATENT RIGHTS or that such
     UNIVERSITY PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

10.2 HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND
     MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR
     ANY PARTICULAR PURPOSE OF THE UNIVERSITY PATENT RIGHTS OR INFORMATION
     SUPPLIED BY HARVARD, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED
     BY THIS AGREEMENT.

10.3 (a) LICENSEE shall indemnify, defend and hold harmless HARVARD and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the
     "Indemnitees"), against any liability, damage, loss or expenses (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnities or any of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this
     Agreement.

     (b) LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     (c) Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than
     $2,000,000 per incident and $2,000,000 annual aggregate and naming the
     Indemnities as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as HARVARD shall require, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE's indemnification under this Agreement. If

     LICENSEE elects to self-insure all or part of the limits described above
     (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to
     HARVARD and the Risk Management Foundation of the Harvard Medical
     Institutions, Inc. in their sole discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of
     LICENSEE's liability with respect to its indemnification under this
     Agreement.

     (d) LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen
     (15) day period, HARVARD shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

     (e) LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by
     LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e)(i) above which in no event shall be less than five (5) years.

10.4 LICENSEE shall not use HARVARD's name or insignia, or any adaptation of them, or the name of any of HARVARD's inventors in any advertising, promotional or sales literature without the prior written approval of
     HARVARD.

10.5 Without the prior written approval of HARVARD in each instance, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person whether voluntarily or involuntarily, by operation of law or otherwise, except that LICENSEE may transfer or assign this Agreement and the rights granted hereunder, in whole or in part, to a successor of substantially all of the business for which this Agreement was entered into, and such succession shall include, but not be limited to one by acquisition, merger, change of corporate name or change in make-up, organization, or identity, and that LICENSEE may enter into sublicensing or distribution Agreements as contemplated by this
     Agreement. This Agreement shall be binding upon the

     respective successors, legal representatives and assignees of HARVARD and
     LICENSEE.

10.6 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

10.7 LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States
     Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries, LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its
     AFFILIATES or sublicensees, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.

10.8 LICENSEE agrees (i) to obtain or require its sublicensees to obtain all regulatory approvals required for the manufacture and sale of LICENSED
     PRODUCTS and LICENSED PROCESSES in the TERRITORY and (ii) to utilize or require its sublicensees to utilize appropriate patent marking on such
     LICENSED PRODUCTS. LICENSEE also agrees to register or record this
     Agreement as is required by law or regulation in any country where the license is in effect.

l0.9 Any notices to be given hereunder shall be sufficient if signed by the party (or party's attorney) giving same and either (a) delivered in person, or (b) mailed certified mail return receipt requested, or (c) faxed to other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

     If to LICENSEE:
          Dr. Samuel Lynch
          President and CEO
          BioMimetic Pharmaceuticals, Inc.
          10 Market Path
          Setauket, NY 11733

          Fax No.: 516-941-3596

     and to
          Mark Manner
          Harwell, Howard, Hyne, Gabbert and Manner
          1800 First American Center
          315 Deaderick St.,
          Nashville, TN 37238-1800
          Fax Number: 615-251-1057

     If to HARVARD to:
          Harvard Medical School
          Office of Technology Licensing and Industry-Sponsored Research
          Gordon Hall, Ste. 414
          25 Shattuck St.
          Boston, MA 02115
          Fax No: 617-432-2788

     and to:
          Office for Technology and Trademark Licensing
          Harvard University
          1350 Massachusetts Avenue, Suite 727
          Cambridge, MA 02138
          Fax No.: 617-495-9568

     By such notice either party may change their address for future notices.

     Notices delivered in person shall be deemed given on the date delivered.
     Notices sent by fax shall fee deemed given on the date faxed. Notices mailed shall be deemed given on the date postmarked on the envelope.

10.10 Should a court of competent jurisdiction later hold any provision of this
     Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this
     Agreement are in accordance with the intention of the parties.

10.11 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflict amicably between themselves. Subject to the limitation

     stated in the final sentence of this section, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with the rules of the American Arbitration
     Association. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Boston, Massachusetts. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

10.12 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

     This agreement shall become effective upon full execution by the parties.

PRESIDENT AND FELLOWS                        BIOMIMETIC PHARMACEUTICALS, INC.
OF HARVARD COLLEGE

/s/ Jeffrey I  Labovitz                            /s/ Samuel E. Lynch
-------------------------------------        -----------------------------------
Jeffrey I  Labovitz,  Director                         Signature
 Office of Technology Licensing and
     Industry Sponsored Research
                                                       Samuel E. Lynch
                                                             Name

                                                        Chairman & CEO
                                                            Title

March   March 30, 2001
      -----------------                                    4/10/01
           Date                                              Date

                        Appendix A - to License Agreement

The following comprise UNIVERSITY PATENT RIGHTS:

HARVARD's rights in the United States Patents listed below, and the inventions described and claimed therein:

U.S.P.N. 5,019,559
U.S.P.N. 4,861,757
U.S.P.N. 5,124,316
U.S.P.N. 4,874,746
U.S.P.N. 4,983,581
U.S.P.N. 5,256,644
U.S.P.N. 5,034,375
U.S.P.N. 5,035,887
U.S.P.N. 5,516,699

And, as defined in Paragraph 1.11, upon written agreement by HARVARD and 1MB of their intent to grant LICENSEE those Patent Rights which are jointly owned by
HARVARD and 1MB, HARVARD rights in the foreign applications or patents corresponding thereto, and the inventions described and claimed therein
(HARVARD/IMB PATENT RIGHTS)